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                                                                       Exhibit 8




                          [Baker & McKenzie Letterhead]





                               September 29, 1998



@Entertainment, Inc.
One Commercial Plaza
Hartford, CT 06103-3585

Dear Sirs:

                We have acted as United States federal income tax counsel to @Entertainment, Inc. (the "Company") in connection with the determination of the material consequences under United States federal income tax law of the Company's proposed registration of the Warrants and Warrant Shares, as more completely described in the Registration Statement dated September 29, 1998 (the "Registration Statement").

                As counsel to the Company we have examined the Registration Statement and such other documents and records as we deemed necessary and relevant for rendering our opinion as to the material United States federal income tax consequences of the registration of the Warrants and Warrant Shares, and the purchase, ownership and disposition of the Warrants and Warrant Shares. Unless otherwise defined herein, all capitalized terms shall have the meanings assigned to them in the Registration Statement.

                On the basis of the foregoing, and assuming that all relevant documents have been, or will be, validly authorized, executed and delivered by all the relevant parties, we are of the opinion that, under present United States federal income tax laws, the material United States federal income tax consequences to holders of the registration of the Warrants and Warrant Shares, and the purchase, ownership and disposition of the Warrants and Warrant Shares, are as described in the Registration Statement under the heading "United States Income Tax Considerations," subject to the limitations and qualifications set forth therein.

                The foregoing is based on the United States Internal Revenue Code of 1986, as amended, regulations, rulings, administrative pronouncements and judicial decisions relating thereto, all as of the date hereof. Subsequent developments in these areas could have a material effect on this opinion.

                We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the heading "United States Income Tax Considerations" in the prospectus forming a part of the Registration Statement. This consent is not


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@Entertainment, Inc.
September 29, 1998
Page 2


to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.

                                                Respectfully submitted,

                                                /s/
                                                BAKER & MCKENZIE


JOD/LGH